PRDO ANNOUNCES 4Q20 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND

FULL YEAR 2020 RESULTS

Full year revenue increased 9.5% supported by enrollment growth at both CTU and AIU

Schaumburg, Ill. (February 24, 2021) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year ended December 31, 2020.

Fourth Quarter 2020 Results as Compared to the Prior Year Quarter

Financial Results

•	Revenue increased by 8.0 percent to $171.2 million
•	Operating income increased by 13.0 percent to $36.2 million while adjusted operating income increased by 16.1 percent to $40.2 million*
•	Earnings per diluted share of $0.38 remained flat while adjusted earnings per diluted share was $0.39 as compared to $0.33*
•	Ended the quarter with $410.4 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

Enrollment Metrics

•

Total student enrollments at December 31, 2020 increased 16.7 percent. CTU experienced a 4.2 percent increase while AIU experienced a 39.2 percent increase in total student enrollments. AIU’s total student enrollment growth was positively impacted by the acquisition of substantially all of the assets of Trident University International (the “Trident acquisition”) while also experiencing underlying organic growth.

•

New student enrollments increased 3.6 percent within CTU and 54.8 percent within AIU. AIU’s new student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

Full Year 2020 Results as Compared to the Prior Year

Financial Results

•	Revenue increased by 9.5 percent to $687.3 million
•	Operating income increased by 65.3 percent to $142.9 million while adjusted operating income increased by 18.4 percent to $159.0 million*
•	Earnings per diluted share of $1.74 as compared to $0.97 while adjusted earnings per diluted share was $1.56 as compared to $1.37*

Enrollment Metrics

•

New student enrollments increased 7.4 percent within CTU and 37.3 percent within AIU. AIU’s full year new student enrollments were positively impacted by the Trident acquisition while also experiencing underlying organic growth.

* See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“We ended 2020 on a solid note which was marked by our commitment to serve and educate students,” said Todd Nelson, President and Chief Executive Officer. “We experienced enrollment growth at both CTU and AIU and expanded the depth of our academic program offerings with the Trident acquisition. Our balance sheet grew stronger allowing us to continue investing in data analytics, academic and student serving processes and technology, which we believe will further enhance student experiences, retention and academic outcomes.”

PRDO ANNOUNCES 4Q20 RESULTS …PG 2

REVENUE

•

Revenue growth for the quarter and year ended December 31, 2020 was supported by organic student enrollment growth as well as the Trident acquisition. The Company believes investments in technology and student serving processes were effective in serving the strong prospective student interest experienced at its universities and also positively impacted student experiences and academic outcomes.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2020	2019	% Change	2020	2019	% Change
CTU	$102,741	$102,613	0.1%	$405,507	$392,263	3.4%
AIU (1)	68,082	55,815	22.0%	281,361	235,374	19.5%
Total University Group	170,823	158,428	7.8%	686,868	627,637	9.4%
Corporate and Other	336	23	NM	446	67	NM
Total	$171,159	$158,451	8.0%	$687,314	$627,704	9.5%

(1)	AIU’s revenue for the quarter and year ended December 31, 2020 includes revenue associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.

STUDENT ENROLLMENTS

•

Student enrollment growth at CTU for the quarter and year ended December 31, 2020 was supported by organic growth initiatives and continued growth in student enrollments from corporate partnerships. Student enrollment growth at AIU for the quarter and year ended December 31, 2020 was primarily supported by the Trident acquisition and also reflects organic growth.

	As of December 31,
Total Student Enrollments	2020	2019	% Change
CTU	24,600	23,600	4.2%
AIU (1)	18,100	13,000	39.2%
Total	42,700	36,600	16.7%

	For the Quarter Ended December 31,			For the Year Ended December 31,
New Student Enrollments	2020	2019	% Change	2020	2019	% Change
CTU	7,150	6,900	3.6%	27,110	25,250	7.4%
AIU (1)	5,760	3,720	54.8%	26,160	19,050	37.3%
Total	12,910	10,620	21.6%	53,270	44,300	20.2%
(1)

AIU’s total student enrollments as of December 31, 2020 and new student enrollments for the quarter and year ended December 31, 2020 include enrollments related to the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 4Q20 RESULTS …PG 3

OPERATING INCOME

•	Operating income for the quarter ended December 31, 2020 increased 13.0 percent as compared to the prior year quarter.

•

Operating income for the year ended December 31, 2020 increased 65.3 percent primarily due to reduced legal settlement expense as compared to the prior year. Excluding the prior year legal settlements, operating income would have increased 15.7 percent with operating margins improving 110 basis points.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2020	2019	% Change	2020	2019	% Change
CTU (1)	$37,802	$36,872	2.5%	$138,490	$108,602	27.5%
AIU (2)	5,457	4,977	9.6%	30,822	16,413	87.8%
Total University Group	43,259	41,849	3.4%	169,312	125,015	35.4%
Corporate and Other (3)	(7,070)	(9,836)	NM	(26,378)	(38,553)	NM
Total	$36,189	$32,013	13.0%	$142,934	$86,462	65.3%

(1)	CTU’s operating income for the full year 2019 includes an $18.6 million expense related to the FTC settlement.
(2)

AIU’s operating income for the quarter and year ended December 31, 2020 includes results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition. Operating income for the full year 2019 includes an $11.4 million expense related to the FTC settlement.

(3)	Corporate and Other’s operating loss for the full year 2019 includes $7.1 million of expense related to the Oregon arbitration settlement.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•

Revenue growth, efficiency within operating processes and pandemic-related savings for the quarter and year ended December 31, 2020, partially offset with increased investments in academics, technology and student-serving processes, contributed to increased adjusted operating income for both the quarter and year ended December 31, 2020 as compared to the prior year periods.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2020 (4)	2019	2020 (4)	2019
Operating income	$36,189	$32,013	$142,934	$86,462
Depreciation and amortization	4,001	2,393	14,786	9,145
Asset impairment (1)	-	-	612	-
Lease expenses for vacated space (2)	(30)	177	659	1,630
Significant legal settlements (3)	-	-	-	37,100
Adjusted Operating Income	$40,160	$34,583	$158,991	$134,337

Increase (Decrease)	16.1%		18.4%

(1)	Asset impairment relates to a right of use asset for a vacated facility for a closed campus for which the sublease income was deemed no longer recoverable.
(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(3)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019.
(4)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 4Q20 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2020, the Company recorded:

•	Net income of $27.1 million compared to net income of $27.5 million for the prior year quarter.
•	Earnings per diluted share of $0.38 remained flat to the prior year quarter.
•

Adjusted earnings per diluted share of $0.39 compared to adjusted earnings per diluted share of $0.33 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year ended December 31, 2020, the Company recorded:

•	Net income of $124.3 million compared to net income of $70.0 million for the prior year.
•	Earnings per diluted share of $1.74 compared to earnings per diluted share of $0.97 for the prior year.
•

Adjusted earnings per diluted share of $1.56 compared to adjusted earnings per diluted share of $1.37 for the prior year. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2020 (8)	2019	2020 (8)	2019

Reported Earnings Per Diluted Share	$0.38	$0.38	$1.74	$0.97

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.01	-	0.04	-
Asset impairment (2)	-	-	0.01	-
Lease expenses for vacated space (3)	-	-	0.01	0.02
Significant legal settlements (4)	-	-	-	0.51
Total pre-tax adjustments	$0.01	$-	$0.06	$0.53
Tax effect of adjustments (5)	-	-	(0.02)	(0.13)
Tax effect of change in settlement deductibility (6)	-	(0.05)	-	-
Release of valuation allowance (7)	-	-	(0.22)	-
Total adjustments after tax	0.01	(0.05)	(0.18)	0.40
Adjusted Earnings Per Diluted Share	$0.39	$0.33	$1.56	$1.37
(1)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident acquisition.
(2)	Asset impairment relates to a right of use asset for a vacated facility for a closed campus for which the sublease income was deemed no longer recoverable.
(3)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.
(4)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019.
(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(6)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter of 2019. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.

(7)

This relates to the release of a valuation allowance in the amount of $16.0 million as a result of the determination that it is more likely than not that the Company will utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.

(8)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.

PRDO ANNOUNCES 4Q20 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

•

For the quarter and year ended December 31, 2020, net cash provided by operating activities was $42.2 million and $180.0 million, compared to net cash used in operating activities of $12.3 million and net cash provided by operating activities of $73.1 million for the respective prior year periods.

•	As of December 31, 2020 and December 31, 2019, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $410.4 million and $294.2 million, respectively.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2020	2019	% Change	2020	2019	% Change
Net cash provided by (used in) operating activities	$42,203	$(12,306)	442.9%	$179,956	$73,085	146.2%
Capital expenditures	$2,289	$1,954	17.1%	$9,768	$5,174	88.8%

OUTLOOK

The Company is providing the following outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details. The outlook reflects the Company’s expectation of achieving total student enrollment growth at both CTU and AIU for the first quarter of 2021 and for the full year 2021.

	Total Company Outlook
	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020	2021	2020
Operating Income	$39.0M - $40.0M	$37.3M	$149.0M - $155.0M	$142.9M
Depreciation and amortization	$4.0M	$2.6M	$16.0M	$14.8M
Adjusted Operating Income (1)	$43.0M - $44.0M	$39.9M	$165.0M - $171.0M	$157.7M

Earnings Per Diluted Share	$0.41 - $0.42	$0.41	$1.55 - $1.61	$1.74
Amortization of acquired intangible assets	$0.01	-	$0.04	$0.04
Tax effect of adjustments	-	-	($0.01)	($0.01)
Release of valuation allowance	-	-	-	($0.22)
Adjusted Earnings Per Diluted Share (1)	$0.42 - $0.43	$0.41	$1.58 - $1.64	$1.55

(1)

Beginning in 2021, the Company will no longer adjust operating income or earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial going forward. The prior period amounts were recast to maintain comparability to the 2021 outlook.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as depreciation, amortization and significant legal settlements. The operating income, adjusted operating income, earnings per share, adjusted earnings per share and total enrollment outlook provided above for 2021 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) no significant changes in the timing and amounts of planned investments and investments continue to positively impact student enrollments, (iii) no significant impact of new or proposed regulations, including the “borrower defense to repayment” regulations, or other adverse changes in the legal or regulatory environment, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no significant operating or financial impacts from the COVID-19 pandemic beyond known costs which have been incorporated in the outlook, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 25.5% for the first quarter and approximately 26.0% for the full year, and (vii) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q20 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Wednesday, February 24, 2021 at 5:30 p.m. Eastern time to discuss fourth quarter and full year 2020 results and 2021 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Perdoceo’s universities offer students industry-relevant and career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the operating impact of the settlements with the U.S. Federal Trade Commission and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising functions to achieve anticipated operating performance; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; the impact of the global COVID-19 pandemic; difficulties with integrating the assets of Trident University International into AIU’s operations; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q20 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Wyatt Turk or Chris Hodges

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$105,684	$108,687
Restricted cash	4,000	-
Short-term investments	300,676	185,488
Total cash and cash equivalents, restricted cash and short-term investments	410,360	294,175

Student receivables, net	44,682	55,018
Receivables, other	2,873	1,381
Prepaid expenses	8,209	7,299
Inventories	596	576
Other current assets	341	1,936
Total current assets	467,061	360,385

NON-CURRENT ASSETS:
Property and equipment, net	27,761	26,006
Right of use asset, net	44,773	50,366
Goodwill	118,312	87,356
Intangible assets, net	15,522	7,900
Student receivables, net	1,303	1,244
Deferred income tax assets, net	40,351	60,169
Other assets	6,434	5,720
TOTAL ASSETS	$721,517	$599,146

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$9,789	$11,784
Accounts payable	13,259	11,533
Accrued expenses:
Payroll and related benefits	22,661	27,616
Advertising and marketing costs	10,249	10,479
Income taxes	1,402	1,376
Other	11,921	16,378
Deferred revenue	34,534	24,647
Total current liabilities	103,815	103,813

NON-CURRENT LIABILITIES:
Lease liability - operating	43,405	52,391
Other liabilities	18,390	11,647
Total non-current liabilities	61,795	64,038

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	873	860
Additional paid-in capital	658,423	639,335
Accumulated other comprehensive income	364	344
Retained earnings	142,335	18,071
Treasury stock	(246,088)	(227,315)
Total stockholders' equity	555,907	431,295
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$721,517	$599,146

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$170,215	99.4%	$157,758	99.6%
Other	944	0.6%	693	0.4%
Total revenue	171,159		158,451
OPERATING EXPENSES:
Educational services and facilities	28,619	16.7%	24,949	15.7%
General and administrative	102,350	59.8%	99,096	62.5%
Depreciation and amortization	4,001	2.3%	2,393	1.5%
Total operating expenses	134,970	78.9%	126,438	79.8%
Operating income	36,189	21.1%	32,013	20.2%
OTHER INCOME:
Interest income	617	0.4%	1,662	1.0%
Interest expense	(41)	0.0%	(42)	0.0%
Miscellaneous income (expense)	113	0.1%	(33)	0.0%
Total other income	689	0.4%	1,587	1.0%
PRETAX INCOME	36,878	21.5%	33,600	21.2%
Provision for income taxes	9,806	5.7%	6,066	3.8%

INCOME FROM CONTINUING OPERATIONS	27,072	15.8%	27,534	17.4%
Loss from discontinued operations, net of tax	(21)	0.0%	(18)	0.0%
NET INCOME	$27,051	15.8%	$27,516	17.4%

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$0.39		$0.39
Loss from discontinued operations	-		-
Net income per share	$0.39		$0.39

NET INCOME PER SHARE -DILUTED:
Income from continuing operations	$0.38		$0.38
Loss from discontinued operations	-		-
Net income per share	$0.38		$0.38
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,555		70,263
Diluted	70,968		72,078

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended December 31,
(In Thousands)	2020		2019
NET INCOME	$27,051		$27,516
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	71		89
Unrealized loss on investments	(310)		(131)
Total other comprehensive loss	(239)		(42)
COMPREHENSIVE INCOME	$26,812		$27,474

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2020	% of Total Revenue	2019	% of Total Revenue
REVENUE:
Tuition and fees	$684,579	99.6%	$625,056	99.6%
Other	2,735	0.4%	2,648	0.4%
Total revenue	687,314		627,704
OPERATING EXPENSES:
Educational services and facilities	111,768	16.3%	101,944	16.2%
General and administrative	417,214	60.7%	430,153	68.5%
Depreciation and amortization	14,786	2.2%	9,145	1.5%
Asset impairment	612	0.1%	-	0.0%
Total operating expenses	544,380	79.2%	541,242	86.2%
Operating income	142,934	20.8%	86,462	13.8%
OTHER INCOME:
Interest income	3,852	0.6%	6,392	1.0%
Interest expense	(167)	0.0%	(167)	0.0%
Miscellaneous income	211	0.0%	335	0.1%
Total other income	3,896	0.6%	6,560	1.0%
PRETAX INCOME	146,830	21.4%	93,022	14.8%
Provision for income taxes	22,476	3.3%	22,428	3.6%

INCOME FROM CONTINUING OPERATIONS	124,354	18.1%	70,594	11.2%
Loss from discontinued operations, net of tax	(90)	0.0%	(612)	-0.1%
NET INCOME	$124,264	18.1%	$69,982	11.1%

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$1.79		$1.01
Loss from discontinued operations	-		(0.01)
Net income per share	$1.79		$1.00

NET INCOME PER SHARE - DILUTED:
Income from continuing operations	$1.74		$0.98
Loss from discontinued operations	-		(0.01)
Net income per share	$1.74		$0.97

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,414		70,088
Diluted	71,265		72,085

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year Ended December 31,
(In Thousands)	2020		2019
NET INCOME	$124,264		$69,982
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	199		(41)
Unrealized (loss) gain on investments	(179)		683
Total other comprehensive income	20		642
COMPREHENSIVE INCOME	$124,284		$70,624

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$124,264	$69,982
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	612	-
Depreciation and amortization expense	14,786	9,145
Bad debt expense	47,556	43,454
Compensation expense related to share-based awards	13,379	9,274
Loss on disposition of asset	-	14
Deferred income taxes	20,353	21,556
Changes in operating assets and liabilities:
Student receivables, gross	7,092	(33,697)
Allowance for credit losses	(39,546)	(36,326)
Other receivables, net	(99)	1,189
Inventories, prepaid expenses, and other current assets	3,031	(1,180)
Deposits and other non-current assets	151	(489)
Accounts payable	374	2,320
Accrued expenses and deferred rent obligations	(11,135)	5,066
Deferred tuition revenue	5,138	(7,704)
Right of use asset and lease liability	(6,000)	(9,519)
Net cash provided by operating activities	179,956	73,085

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(403,673)	(449,367)
Sales of available-for-sale investments	287,249	462,325
Purchases of property and equipment	(9,768)	(5,174)
Business acquisition	(39,819)	-
Other	103	(85)
Net cash (used in) provided by investing activities	(165,908)	7,699

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(17,862)	(3,875)
Issuance of common stock	5,723	1,774
Payments of employee tax associated with stock compensation	(912)	(2,740)
Net cash used in financing activities	(13,051)	(4,841)
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH:	-	13
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	997	75,956
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	108,687	32,731
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$109,684	$108,687

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2020	2019
REVENUE:
CTU	$102,741	$102,613
AIU (1)	68,082	55,815
Total University Group	170,823	158,428
Corporate and Other (2)	336	23
Total	$171,159	$158,451

OPERATING INCOME (LOSS):
CTU	$37,802	$36,872
AIU (1)	5,457	4,977
Total University Group	43,259	41,849
Corporate and Other (2)	(7,070)	(9,836)
Total	$36,189	$32,013

OPERATING MARGIN (LOSS):
CTU	36.8%	35.9%
AIU (1)	8.0%	8.9%
Total University Group	25.3%	26.4%
Corporate and Other (2)	NM	NM
Total	21.1%	20.2%

(1)	AIU’s revenue and operating income for the quarter ended December 31, 2020 include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)	Corporate and Other includes results of operations for closed campuses.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2020	2019
REVENUE:
CTU	$405,507	$392,263
AIU (1)	281,361	235,374
Total University Group	686,868	627,637
Corporate and Other (2)	446	67
Total	$687,314	$627,704

OPERATING INCOME (LOSS):
CTU (3)	$138,490	$108,602
AIU (1) (4)	30,822	16,413
Total University Group	169,312	125,015
Corporate and Other (2)	(26,378)	(38,553)
Total	$142,934	$86,462

OPERATING MARGIN (LOSS):
CTU (3)	34.2%	27.7%
AIU (1) (4)	11.0%	7.0%
Total University Group	24.6%	19.9%
Corporate and Other (2)	NM	NM
Total	20.8%	13.8%

(1)	AIU’s revenue and operating income for the year ended December 31, 2020 include results associated with the Trident acquisition commencing on the March 2, 2020 date of acquisition.
(2)	Corporate and Other includes results of operations for closed campuses. The full year 2019 includes an expense of $7.1 million related to the Oregon arbitration matter.
(3)	The full year 2019 includes an expense of $18.6 million related to the FTC settlement recorded within CTU.
(4)	The full year 2019 includes an expense of $11.4 million related to the FTC settlement recorded within AIU.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2020 (10)	2019	2020 (10)	2019
Operating income	$36,189	$32,013	$142,934	$86,462
Depreciation and amortization (2)	4,001	2,393	14,786	9,145
Asset impairment (3)	-	-	612	-
Lease expenses for vacated space (4)	(30)	177	659	1,630
Significant legal settlements (5)	-	-	-	37,100
Adjusted Operating Income	$40,160	$34,583	$158,991	$134,337

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020 (10)	2021	2020 (10)
Operating income	$39.0M - $40.0M	$37,303	$149.0M - $155.0M	$142,934
Depreciation and amortization (2)	4.0M	2,639	16.0M	14,786
Adjusted Operating Income (6)	$43.0M - $44.0M	$39,942	$165.0M - $171.0M	$157,720

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2020 (10)	2019	2020 (10)	2019
Reported Earnings Per Diluted Share	$0.38	$0.38	$1.74	$0.97

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	-	0.04	-
Asset impairment (3)	-	-	0.01	-
Lease expenses for vacated space (4)	-	-	0.01	0.02
Significant legal settlements (5)	-	-	-	0.51
Total pre-tax adjustments	$0.01	$-	$0.06	$0.53
Tax effect of adjustments (7)	-	-	(0.02)	(0.13)
Tax effect of change in settlement deductibility (8)	-	(0.05)	-	-
Release of valuation allowance (9)	-	-	(0.22)	-
Total adjustments after tax	0.01	(0.05)	(0.18)	0.40
Adjusted Earnings Per Diluted Share	$0.39	$0.33	$1.56	$1.37

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2021	2020 (10)	2021	2020 (10)
Reported Earnings Per Diluted Share	$0.41 - $0.42	$0.41	$1.55 - $1.61	$1.74

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.01	-	0.04	0.04
Total pre-tax adjustments	$0.01	$-	$0.04	$0.04
Tax effect of adjustments (7)	-	-	(0.01)	(0.01)
Release of valuation allowance (9)	-	-	-	(0.22)
Total adjustments after tax	0.01	-	0.03	(0.19)
Adjusted Earnings Per Diluted Share (6)	$0.42 - $0.43	$0.41	$1.58 - $1.64	$1.55

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal settlements. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Amortization for acquired intangible assets relates to definite-lived intangible assets associated with the Trident acquisition.

(3)	Asset impairment relates to a right of use asset for a vacated facility for a closed campus for which the sublease income was deemed no longer recoverable.

(4)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income for closed campuses.

(5)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019.

(6)

Beginning in 2021, the Company will no longer adjust operating income or earnings per diluted share for expenses related to vacated facilities at closed campuses as these expenses are expected to be immaterial going forward. The prior period amounts were recast to maintain comparability to the 2021 outlook.

(7)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments. There is no tax effect applied to the adjustment related to the release of the valuation allowance as this is an adjustment for income tax.

(8)

A legal settlement of $30.0 million related to the FTC matter was an adjustment from operating income during the second quarter of 2019 to calculate adjusted operating income. However, only $6.7 million of this adjustment met the criteria for tax deductibility during the second quarter. During the fourth quarter of 2019, an additional $23.0 million related to the FTC settlement met the criteria to be deductible for tax purposes. For the full year 2019, approximately $29.7 million was considered deductible for tax purposes. The quarterly reversals and adjustments of the proportional impacts of the non-deductibility had no effect for the full year 2019.

(9)

This relates to the release of a valuation allowance in the amount of $16.0 million as a result of the determination that it is more likely than not that the Company will utilize its deferred tax assets associated with the portion of the foreign tax credit carryforward supported by an overall domestic loss account balance.

(10)	2020 results include the Trident acquisition commencing on the March 2, 2020 date of acquisition.